UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2016

SOLARIS POWER CELLS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53982	46-3386352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 E. Tahquitz Canyon Way, Palm Springs, California, 92262

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 760-600-5272

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2016, Solaris Power Cells, Inc. (“Solaris” or the “Company”) (OTC Markets: SPCL) filed a Form 8-K with the Securities and Exchange Commission (the “Prior 8-K”) disclosing that the Company had entered into a Share Exchange Agreement, effective as of April 30, 2016 (the “Exchange Agreement”) with Pixel Holdings, Inc., a Delaware corporation (“Holdings”), Pixel Mags, Inc. a Delaware corporation (“Pixel”) and Leonard Caprino (the “Management Stockholder” or “Caprino”) regarding the acquisition by the Company from Holdings of 100% of Pixels outstanding capital stock. .

Pixel is a digital distribution company engaged in the business of delivering digital versions of magazines and catalogs to mobile devices and mobile operating systems.

In exchange for the Pixel shares, the Company agreed to issue to Holdings (a) 1,000,000 shares of Series A convertible voting preferred stock of the Company (the “Series A Preferred Stock”), (b) a 10% original discount convertible note initially valued at $5,000,000 (the “Purchase Note”), and (c) a five year warrant to purchase 500 million shares of Company common stock (the “Warrant”).

On May 25, 2016, the Company filed an amended and restated articles of incorporation of the Company with the Secretary of State of Nevada. Among other things, the amended and restated articles of incorporation contemplated: (a) a one-for-10 reverse split of the authorized capital stock of the Corporation to reduce the number of authorized shares of capital stock of the Corporation from 2,170,000,000 shares of capital stock to 217,000,000 authorized shares of capital stock, and (b) a one-for-100 reverse split of the issued and outstanding shares of Common Stock of the Corporation to combine the outstanding shares of Common Stock into a lesser number of shares of Common Stock of the Corporation (collectively, the “Reverse Stock Splits”). When the Reverse Stock Splits occurs there would be no change in the 10,000,000 shares of preferred stock authorized by the Articles of Incorporation or in the 1,000,000 issued and outstanding shares of Series A Preferred Stock.

The closing of the transactions under the Exchange Agreement (the “Closing”), occurred on about May 31, 2016 following the filing of the restated articles of incorporation of the Company However, the consummation of the Reverse Stock Splits was deferred by the Company..

The Reverse Stock Splits are anticipated to occur on or about January 31, 2017; provided that such Reverse Stock Splits shall only become effective on a date which shall be the last to occur of (a) the latest date that a corporate action in respect of the reverse stock splits can be taken following the mailing of a Form 14C Information Statement to the stockholders of Solaris, or (b) approval of such reverse stock splits by the Financial Industry Regulatory Authority (“FINRA”).

Item 5.01 Changes in Control of Registrant

In November 2016, Leonard Caprino resigned as an officer and director of Solaris and Neil Kleinman was appointed as President and CEO.

Item 8.01 Other Events

The Company is currently delinquent in its filings under the Securities Exchange Act of 1934, and, to date, has been unable to file unaudited financial statements of the Company or its Pixel subsidiary in 2016. The Company’s management in working with outside auditors to audit the financial statements of Pixel for 2014 and 2015 and intends to file Form 10-Q Quarterly Reports for the Company and its Pixel subsidiary as soon as is practicable.

The Company also notes that there have been recent publications and other postings on the Internet by third parties alleging that Pixel has significant revenues, with figures as much as over $70 million mentioned. Such publication also speculates that the value of Solaris’ common stock could be significantly greater than its current trading price.

None of these postings or publications have been authorized or approved by the Company, any member of its current or prior management or any representative of the Company. In fact, the speculated revenues of Pixel are materially misleading and are significantly in excess of current levels of sales revenues. Investors are urged to ignore any such reports, publications or postings and should rely only upon public reports filed by the Company with the SEC under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS POWER CELLS, INC.

By:	/s/ Neil Kleinman
Neil Kleinman
Chief Executive Officer, and Principal Executive Officer

December 1, 2016